Exhibit 10.20
LIVEPERSON, INC.
2019 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

LivePerson, Inc., a Delaware corporation (the “Company”), hereby grants to the person named below (the “Participant”) Restricted Stock Units, subject to all of the terms, definitions and provisions of this Restricted Stock Unit Award Agreement (this “RSU Agreement”) and the LivePerson, Inc. 2019 Incentive Stock Plan (the “Plan”), which is incorporated herein by reference, as follows:

Participant Name	#ParticipantName#

Grant Date	#GrantDate#

Number of Restricted Stock Units	#QuantityGranted#

    Unless otherwise defined in this RSU Agreement, the terms used in this RSU Agreement shall have the meanings defined in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Agreement, the terms and conditions of the Plan will prevail.

    For purposes of this RSU Agreement, “Company” or “LivePerson” shall include LivePerson, Inc. and any other affiliated entity to which the Participant provides services provided such entity’s employees, officers, directors, consultants, or advisors are generally eligible to receive Restricted Stock Unit Awards under the Plan.

1.Vesting Schedule.
(i) 25% of the total Number of Restricted Stock Units granted above will vest on each one (1) year anniversary of the Grant Date over a period of four (4) years, provided that Participant’s continuous service relationship with the Company continues through each such applicable vesting date.
(ii) Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this RSU Agreement unless Participant has continuously and actively remained at all times since the Grant Date, an employee, officer, director, consultant or advisor to the Company (an “Eligible Participant”). For purposes of this RSU Agreement and participation in the Plan, termination as an Eligible Participant will be deemed to be as of the date that Participant is no longer actively providing services to the Company or its subsidiary or affiliate and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law unless otherwise determined by the Board in its sole discretion. Notwithstanding the foregoing, the Board (or any delegate) shall have the sole discretion to determine when Participant is no longer employed or providing services for purposes of this Award and participation in the Plan.

2.Company’s Obligation. Each Restricted Stock Unit represents the right to receive a share of the Company’s Common Stock (“Share”) on or after the Restricted Stock Unit vests.

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Exhibit 10.20
Unless and until the Restricted Stock Units have vested in the manner set forth in Section 1 above, Participant will have no right to receive any Shares. Prior to actual payment of any Shares, such Restricted Stock Unit will represent an unsecured obligation of the Company. Within one (1) month following the date Restricted Stock Units vest, such Restricted Stock Units will be automatically settled and paid to Participant (or in the event of Participant’s death, his or her estate) in whole Shares, subject to Participant satisfying any applicable tax, withholding or other obligations as set forth in Section 5 below.
3.Forfeiture upon Termination as an Eligible Participant. Notwithstanding any contrary provision of this RSU Agreement, in the event of Participant’s termination as an Eligible Participant for any or no reason, the vesting of the Restricted Stock Units will immediately cease and the balance of the Restricted Stock Units that have not vested as of such termination and do not vest as a result of such termination will be immediately forfeited without consideration. The Company shall have the sole discretion to determine when Participant’s termination as an Eligible Participant occurs. Further, subject to the last sentence of Section 1 above, notwithstanding anything stated herein or the Plan, if this Award is not assumed or substituted in connection with a Reorganization Event, this Award shall terminate in its entirety immediately following such Reorganization Event.
4.Inappropriate Activity. To the extent permitted by applicable law, if at any time Participant violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, this Award shall terminate in its entirety immediately upon such violation.

5.Leave of Absence. Except for any unpaid leave that is required by, or approved pursuant to, any statute, regulation or applicable law and except as otherwise required by applicable law, regulation or rule, the vesting schedule in effect under Section 1 above shall be frozen as of the first day of any unpaid authorized leave, and the Restricted Stock Units shall not become vested for any additional installments during the period Participant remains on such unpaid leave.  For any paid authorized leave, or any unpaid leave that is required by, or approved pursuant to, any statute, regulation or applicable law or where vesting is otherwise required by applicable law, regulation or rule, the vesting schedule in effect under Section 1 above shall continue during the period Participant remains on such leave.  For the avoidance of doubt, any unpaid vacation will not be treated as any type of leave for purposes of this RSU Agreement.
6.Tax Obligations. As a condition to the grant, vesting, and settlement of the Restricted Stock Units, Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or required deductions or payments legally applicable to him or her and related to the receipt, vesting or settlement of (or otherwise in relation to) the Restricted Stock Units, the issuance or subsequent sale of the Shares allocated to the Restricted Stock Units, or the participation in the Plan (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any affiliate thereof pursuant to applicable laws, regulations or rules), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the Restricted Stock Units, the issuance of the Shares allocated to the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.

19578405.1

Exhibit 10.20
Participant further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the receipt, vesting or settlement of the Restricted Stock Units, the issuance or subsequent sale of the Shares allocated to the Restricted Stock Units and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant also understands that applicable law, regulations or rules may require varying Restricted Stock Unit or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under applicable laws, regulations or rules.
Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their tax and/or withholding obligations with regard to all Tax-Related Items by (i) withholding from Participant’s wages or other compensation paid to Participant by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired pursuant to the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent, (iii) withholding Shares that would otherwise be issued upon settlement of the Restricted Stock Units or (iv) such other method as determined by the Company or the Employer to be in compliance with applicable laws, regulations or rules.
Depending on the method of satisfying the tax and/or withholding obligations with regard to the Tax-Related Items, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld or over-paid amount in cash and will have no entitlement to the Share equivalent.
7.Rights as Stockholder. Until the issuance of the Shares subject to this Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to this Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8 below and Section 9 of the Plan.
8.Dividend Equivalents. Unless otherwise set forth in the Country-Specific Addendum (as defined below), if the Company declares a dividend on its Common Stock, Participant will be entitled to receive a Dividend Equivalent payment equal to (i) the amount of such dividend declared and paid with respect to one share of Common Stock, multiplied by (ii) the number of Restricted Stock Units subject to this RSU Agreement, if any, that are outstanding on the applicable dividend record date with respect to such dividend payment date. Dividend Equivalents will not be credited with interest. Unless otherwise set forth in the Country-Specific Addendum, Dividend Equivalents with respect to outstanding Restricted Stock Units subject to this RSU Agreement shall be paid in the same form that dividends are paid on

19578405.1

Exhibit 10.20
the Shares and shall be paid on the date on which the Company issues the Shares underlying such Restricted Stock Units in accordance with this Award Agreement. The Board may prospectively change the method of crediting Dividend Equivalents as it, in its sole discretion, determines appropriate from time to time provided that such change does not have a material adverse tax effect on Participant.
9.No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RSU AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAWS).

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.
10.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying this Award. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
11.Address for Notices. Any notice to be given to the Company under the terms of this RSU Agreement will be addressed to the Company, in care of its Secretary at LivePerson, Inc., 475 Tenth Avenue, New York, New York 10018, or at such other address as the Company may hereafter designate in writing.

19578405.1

Exhibit 10.20
12.Non-Transferability of Restricted Stock Units. The Restricted Stock Units shall not be transferable other than by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.
13.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, the Restricted Stock Units, as evidenced by this RSU Agreement and the Plan, will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
14.Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of this Award or the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant of this Award or the issuance of Shares to Participant (or his or her estate), such grant or issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the grant of this Award or the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer the grant of this Award or the delivery until the earliest date at which the Company reasonably anticipates that the grant of this Award or the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to treat this Award as outstanding or issue any Shares pursuant to this Award at any time if the grant of this Award or the issuance of Shares pursuant to this Award violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant or vesting of the this Award or the holding or disposition of Shares or receipt of dividends (or dividend equivalent units), if any (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the grant of this Award or the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Award or the Shares. Notwithstanding any provision herein, this Award and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this RSU Agreement).
15.Board Authority. The Board will have the power to interpret the Plan and this RSU Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this RSU Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the

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Exhibit 10.20
Board in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this RSU Agreement.
16.Electronic Delivery and Language. The Company may, in its sole discretion, decide to deliver any documents related to this Award, any future restricted stock units or other equity awards granted by the Company, whether under the Plan or otherwise, or any other Company securities by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. If Participant has received this RSU Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this RSU Agreement.
18.Agreement Severable. In the event that any provision in this RSU Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this RSU Agreement.
19.Modifications to the Agreement. This RSU Agreement and the Plan constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this RSU Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this RSU Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this RSU Agreement, the Company reserves the right to revise this RSU Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock Units.
20.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this RSU Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from this Award. Participant understands that the Company and its affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any affiliate, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).

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Exhibit 10.20
Participant understands that Personal Data may be transferred to any affiliates or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.
21.Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency, and may require the Participant to provide such entity with certain information regarding the transaction.
22.Amendment, Suspension or Termination of the Plan. By accepting this Award represented by this RSU Agreement, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23.Choice of Law and Forum. This RSU Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws. For purposes of resolving any dispute that may arise directly or indirectly from this RSU Agreement, the parties hereby agree that any such dispute that cannot be resolved by the parties be submitted to the exclusive jurisdiction of the state courts of New York or the federal courts for the United States for the Southern District of New York.
By Participant’s acceptance of this RSU Agreement, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of this RSU Agreement (including the Country-Specific Addendum) and the Plan, and any ancillary documents, all of which are being delivered simultaneously with, and made a part of, this RSU Agreement. In addition, Participant acknowledges and agrees that Participant has reviewed the Plan and this RSU Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this RSU Agreement and fully understand all provisions of the Plan and this RSU Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this RSU Agreement. Participant further agrees to promptly notify the Company in writing upon any change in Participant’s residence address.

19578405.1

Country-Specific Addendum to the RSU Agreement

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals in the countries listed below and that may be material to Participant’s participation in the Plan. Participant is solely responsible for any obligations outlined, as well as general tax or other obligations that may apply. As local laws are often complex and change frequently and the information provided is general in nature and may not apply to Participant’s specific situation, the Company cannot assure Participant of any particular result, and Participant should seek professional legal and tax advice. This Addendum forms part of the RSU Agreement and should be read in conjunction with the RSU Agreement and the Plan. Unless otherwise noted, capitalized terms shall take the same definitions assigned to them under the Plan and the RSU Agreement.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Plan, grant documentation, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States. The issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

European Union
Data Privacy. The following supplements the Section 20 of the RSU Agreement:

Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s local human resources representative.

Exhibit 10.20

Australia
Securities Law Notice. This disclosure has been prepared in connection with offers to employees in Australia under the Plan and the Agreement (copies of which are enclosed). It has been prepared to ensure that this grant and any other grant under the Plan (the “Offer”) satisfies the conditions for exemptions granted by the Australian Securities and Investments Commission (“ASIC”) under ASIC Class order 14/1000.

Any advice given to you in connection with the Offer is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan. This means that you should consider obtaining your own financial product advice from an independent person who is licensed by the ASIC to give such advice.  LivePerson, Inc. will make available upon your request the Australian dollar equivalent of the current market price of the underlying Shares subject to your RSUs. You can get those details by contacting Human Resources.

Issue of RSUs. RSUs will be issued for no consideration.

Risks of Participation in the Plan. Participation in the Plan and acquiring Shares in LivePerson, Inc. carries inherent risks. You should carefully consider these risks in light of your investment objectives and personal circumstances.

Settlement in Shares Only. Notwithstanding any discretion in the Plan or the RSU Agreement to the contrary, settlement of the Restricted Stock Units shall be in Shares only and not, in whole or in part, in the form of cash.

France
Foreign Exchange Information. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. Participant confirms he or she has read and understands the documents relating to this grant (the Plan and this Agreement) which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly. Vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

Exhibit 10.20

Israel
Sub-Plan for Israeli Participants. Your RSUs are granted under the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail. By accepting this grant, you acknowledge that a copy of the Israeli Sub-Plan has been provided to you. The Israeli Sub-Plan may also be obtained by contacting Human Resources.

Further Acknowledgement. Participant also (iii) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (iv) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Subsidiary, which is available for the Participant’s review, during normal working hours, at Company’s offices, (v) acknowledges that releasing the RSUs and Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions, (vi) authorizes the Company and/or the applicable Subsidiary to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her RSUs, Shares, income tax rates, salary bank account, contact details and identification number, (vii) declares that he/she is a resident of the State of Israel for tax purposes on the grant date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if his/her engagement with the Company or Subsidiary is terminated and he/she is no longer employed by the Company or any Subsidiary, the RSUs and Shares shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (viii) understands and agrees that if he/she ceases to be employed or engaged by an Israeli resident Subsidiary but remains employed by the Company or any Subsidiary thereof, all unvested RSUs shall be forfeited to the Company with all rights of the Participant to such RSUs immediately terminating prior to his/her termination of employment or services, and any Shares already issued upon the previous vesting of RSUs shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (ix) warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance, (x) the grant of RSUs is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Section 102 Capital Gains Trustee Route. The RSUs are intended to be subject to the Capital Gains Route under Section 102 of the Ordinance, subject to you consenting to the requirements of such tax route by accepting the terms of this agreement and the grant of RSUs, and subject further to the compliance with all the terms and conditions of such tax route. Under the Capital Gains Route tax is only due upon sale of the Shares or upon release of the Shares from the holding or control of the Trustee.

Trustee Arrangement. The RSUs, the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSUs (the “Additional Rights”), shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the 102 Capital Gains Route and will be controlled by the Trustee for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs do not meet the requirements of Section 102 of the Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Ordinance. The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Ordinance. Any fees associated with any exercise, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or a Subsidiary or the Trustee.

Restrictions on Sale. In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, the Participant shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

Tax Treatment. The following language supplements Section 5 of the Agreement: The RSUs are intended to be taxed in accordance with Section 102, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any Tax imposed in respect of the RSUs and/or Shares, including, but not limited to, the grant of RSUs, and/or the vesting, transfer, waiver, or expiration of RSUs and/or Shares, and/or the sale of Shares, shall be borne solely by the Participant, and in the event of death, by the Participant's heirs. The Company, any Subsidiary, the Trustee or anyone on their behalf shall not be required to bear the aforementioned Taxes, directly or indirectly, nor shall they be required to gross up such Tax in the Participant's salaries or remuneration. The applicable Tax shall be withheld from the proceeds of sale of Shares or shall be paid to the Company or a Subsidiary or the Trustee by the Participant. Without derogating from the aforementioned, the Company or a Subsidiary or the Trustee shall be entitled to withhold Taxes as it deems complying with applicable law and to deduct any Taxes from payments otherwise due to the Participant from the Company or a Subsidiary or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the RSUs granted to the Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the Shares upon the vesting of RSUs or in respect thereto, shall be subject to the full payments of any Tax (if applicable).

Securities Law. The Company may rely on an exemption under applicable securities laws such that a prospectus in relation to the Plan will not be filed with the Israel Securities Authority. If required by law, copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be made available by Human Resources upon Participant’s request.

Exhibit 10.20

Italy
Data Privacy Consent. Pursuant to Legislative Decree no. 196/2003, the Controller of personal data processing is LivePerson, Inc., with registered offices at 475 Tenth Avenue, New York, New York 10018, USA, and its Representative in Italy for privacy purposes is the EMEA HR Business Partner.

I understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/200.

The processing activity, including the communication and transfer of my Personal Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Personal Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, I have the right to, including but not limited to, access, delete, update, ask for rectification of my Personal Data and stop, for legitimate reason, the Personal Data processing. Furthermore, I am aware that my Personal Data will not be used for direct marketing purposes.

Japan
Foreign Exchange Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the exercise of the Shares.

Exhibit 10.20

United Kingdom
Settlement in Shares Only. Notwithstanding any discretion in the Plan, the RSU Agreement to the contrary, settlement of the Restricted Stock Units shall be in Shares only and not, in whole or in part, in the form of cash.

Withholding of Tax. This provision supplements Section 5 of the RSU Agreement: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the employer may recover it at any time thereafter by any of the means referred to in Section 5 of the RSU Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the Tax-Related Items. In the event that Participant is a director or executive officer and the Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions will be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.